Exhibit 10.2

After recording, return to:

Bilzin Sumberg Baena
Price & Axelrod LLP
1450 Brickell Avenue, 23rd Floor
Miami, Florida 33131-3456
Attn: Post-Closing Department

(Space Above For Recorder’s Use Only)

ASSUMPTION AGREEMENT

(GSMS 2014-GC24; Loan No. 030520659)

THIS ASSUMPTION AGREEMENT (“Agreement”) is entered into and effective as of December 30, 2016 (the “Effective Date”), and is entered into among WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE, ON BEHALF OF THE REGISTERED HOLDERS OF GS MORTGAGE SECURITIES CORPORATION II, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2014-GC24 (“Lender”), having an address at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Global Transaction Services (CMBS), Re: GSMS 2014-GC24; Loan No 030520659; GEORGE’S STOR-MOR REALTY, LLC and GSM TWO, LLC, each a Delaware limited liability company (collectively, the “Initial Borrower”), each having an address at 280 NE 2nd Avenue, Delray Beach, Florida 33444, PSC ASHEVILLE OWNER, LLC (“Interim Borrower 1”), PARCELS J&K ASHEVILLE, LLC (“Interim Borrower 2”), and TRISIB ASHEVILLE, LLC (“Interim Borrower 3”), each a Delaware limited liability company (collectively, the “Interim Borrower”), each having an address at 280 NE 2nd Avenue, Delray Beach, Florida 33444 (Initial Borrower and Interim Borrower, collectively, “Original Borrower”), and SST II ASHEVILLE I, LLC (“New Borrower 1”) and SST II ASHEVILLE II, LLC (“New Borrower 2”), each a Delaware limited liability company (collectively, the “New Borrower”), each having an address at 10 Terrace Road, Ladera Ranch, California 92694. Original Borrower, Interim Borrower and New Borrower are sometimes collectively referred to as “Borrower Parties”.

PRELIMINARY STATEMENT

A.    Initial Borrower is the current owner of fee title to the real property described in the Loan Agreement (as defined below) and more particularly described in the attached Exhibit A (the Land and the Improvements are collectively referred to as the “Property”).

B.    Lender is the current owner and holder of a loan (“Loan”) in the original principal amount of $47,249,999.00, made by Goldman Sachs Mortgage Company (“Original Lender”) to Initial Borrower pursuant to the terms of a Loan Agreement dated July 15, 2014 (the “Loan Origination Date”), between Initial Borrower and Original Lender (the “Loan Agreement”), as evidenced and/or secured by the documents described on the attached Exhibit B, together with any and all other documents specifically referenced in the Loan Agreement or in the documents described on the attached Exhibit B (collectively, the “Loan Documents”). The Loan is secured in part by the Property, which Property is described in and encumbered by the “Security Instrument” described on Exhibit B. Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Loan Agreement or the Security Instrument, as applicable.

C.    Gorsuch Associates, LLC, a Delaware limited liability company (“Gorsuch”) is the existing sole member of each Initial Borrower. Interim Borrower 1 is a single member limited liability company in which PSC Asheville, LLC, a Delaware limited liability company (“Interim Borrower 1 Member”) is the sole member and is an existing member of Gorsuch. Interim Borrower 2 is a single member limited liability company in which Parcels J&K, LLC, a Maryland limited liability company (“Interim Borrower 2 Member”) is the sole member and is an existing member of Gorsuch. Interim Borrower 3 is a single member limited liability company in which Trisib Capital Partners, LLC, a Florida limited liability company (“Interim Borrower 3 Member”) is the sole member and is an existing member of Gorsuch. Initial Borrower desires to transfer 30.78% of its ownership interests in the Property to Interim Borrower 1, 15.65% of its ownership interests in the Property to Interim Borrower 2 and 6.07% of its ownership interests in the Property to Interim Borrower 3 (collectively, the “IB Transfers”), in full redemption of Interim Borrower 1 Member’s, Interim Borrower 2 Member’s and Interim Borrower 3 Member’s respective membership interests in Gorsuch. In connection with the IB Transfers, Interim Borrower 1, Interim Borrower 2 and Interim Borrower 3 will assume, on a joint and several basis with Initial Borrower and each other, all of Initial Borrower’s obligations under the Loan Documents (the “IB Assumption”).

D.    Immediately thereafter, Initial Borrower and Interim Borrower desire to sell the Property to New Borrower and New Borrower desires to purchase the Property from Initial Borrower and Interim Borrower (the “NB Transfer”) and to assume Initial Borrower’s and Interim Borrower’s obligations under the Loan Documents (the “NB Assumption”), all as provided herein.

E.    The IB Transfers, the IB Assumption, the NB Transfer and the NB Assumption, without Lender’s consent are prohibited by the terms of the Loan Documents.

F.    The Lender has agreed to consent to the following requested actions (collectively the “Requested Actions”): (i) the IB Transfers, (ii) the IB Assumption, (iii) the NB Transfer, (iv) the NB Assumption, and (v) New Borrower 1 and New Borrower 2 each entering into two (2) separate management agreements with Strategic Storage Property Management II, LLC, a Delaware limited liability company (“Property Manager”) for separate portions of the Property, with Property Manager contemporaneously entering into two (2) sub-management agreements with Extra Space Management, Inc., a Utah corporation (“Sub-Property Manager”) with respect to the Property, all on the terms set forth below.

In consideration of $10.00 paid by each of the parties to the other, the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE 1

ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS

1.1.    Original Borrower Representations. As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, Initial Borrower acknowledges, warrants, represents and agrees to and with Lender as follows:

(a)    Incorporation of Recitals. All of the facts set forth in the Preliminary Statement of this Agreement are true and correct and incorporated into this Agreement by this reference.

(b)    Authority.

(i)    Authority of Initial Borrower.    Each Initial Borrower is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of North Carolina.    Jeffrey S. Pechter (“Initial Borrower Manager”) is the manager of each Initial Borrower. Initial Borrower Manager, acting alone without the joinder of any other manager or member of either Initial Borrower or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Initial Borrower under this Agreement. The execution and delivery of, and performance under, this Agreement by Initial Borrower have been duly and properly authorized pursuant to all requisite limited liability company action of each Initial Borrower and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Initial Borrower or the articles of organization, certificate of formation, operating agreement, limited liability company agreement or any other organizational document of Initial Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Initial Borrower is a party or by which the Property may be bound or affected.

(ii)    Authority of Interim Borrower 1. Interim Borrower 1 is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of North Carolina.    David Reischer (“Interim Borrower Manager”) is the manager of Interim Borrower 1. Interim Borrower Manager, acting alone without the joinder of any other manager or member of Interim Borrower 1 or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Interim Borrower 1 under this Agreement. The execution and delivery of, and performance under, this Agreement by Interim Borrower 1 have been duly and properly authorized pursuant to all requisite limited liability company action of Interim Borrower 1 and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Interim Borrower 1 or the articles of organization, certificate of formation, operating agreement, limited liability company agreement or any other organizational document of Interim Borrower 1 or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Interim Borrower 1 is a party or by which the Property may be bound or affected.

(iii)    Authority of Interim Borrower 2. Interim Borrower 2 is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of North Carolina. Interim Borrower Manager is the manager of Interim Borrower 2. Interim Borrower Manager, acting alone without the joinder of any other manager or member of Interim Borrower 2 or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Interim Borrower 2 under this Agreement. The execution and delivery of, and performance under, this Agreement by Interim Borrower 2 have been duly and properly authorized pursuant to all requisite limited liability company action of Interim Borrower 2 and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Interim Borrower 2 or the articles of organization, certificate of formation, operating agreement, limited liability company agreement or any other organizational document of Interim Borrower 2 or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Interim Borrower 2 is a party or by which the Property may be bound or affected.

(iv)    Authority of Interim Borrower 3. Interim Borrower 3 is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of North Carolina.    Interim Borrower Manager is the manager of Interim Borrower 3. Interim Borrower Manager, acting alone without the joinder of any other manager or member of Interim Borrower 3 or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Interim Borrower 3 under this Agreement. The execution and delivery of, and performance under, this Agreement by Interim Borrower 3 have been duly and properly authorized pursuant to all requisite limited liability company action of Interim Borrower 3 and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Interim Borrower 3 or the articles of organization, certificate of formation, operating agreement, limited liability company agreement or any other organizational document of Interim Borrower 3 or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Interim Borrower 3 is a party or by which the Property may be bound or affected.

(c)    Compliance with Laws. To Original Borrower’s knowledge, all permits, licenses, franchises or other evidences of authority to use and operate the Property as it is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and effect. Original Borrower has not received any written notice from any governmental entity claiming that Original Borrower or the Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Property, including, without limitation, any notice relating to any violations of zoning, building, environmental, fire, health, or other laws, ordinances, rules, codes or regulations.

(d)    Rent Roll. The Rent Roll (“Rent Roll”) attached as Exhibit C is a true, complete and accurate summary of all tenant leases (“Leases”) affecting the Property as of the Effective Date.

(e)    Leases. The Leases are the only leases affecting the Property and are currently in full force and effect. Original Borrower has not been notified of any landlord default under any of the Leases. There are no leasing broker’s or finder’s commissions of any kind due or to become due with respect to the Leases or the Property. The rents and security deposits under the Leases shown on the Rent Roll are true and correct. Except as shown in the Rent Roll, Original Borrower has not received any prepaid rents or given any concessions for free or reduced rent under the Leases. All tenants at the Property are currently in possession of their leased premises.

(f)    Title to Property and Legal Proceedings. Upon the transfer of the subject interests in the Property to Interim Borrower, Original Borrower will be the current owner of fee title in the Property. There are no pending or threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Original Borrower or the Property, or any pending or threatened condemnation proceedings or annexation proceedings affecting the Property, or any agreements to convey any portion of the Property, or any rights thereto to any person, entity, or government body or agency not disclosed in this Agreement.

(g)    Loan Documents. The Loan Documents constitute valid and legally binding obligations of Initial Borrower and, upon the IB Assumption, Interim Borrower and enforceable against Initial Borrower and, upon the IB Assumption, Interim Borrower and the Property in accordance with their terms. Original Borrower acknowledges and agrees that, nothing contained in this Agreement, or the Requested Actions, shall release or relieve Initial Borrower from its obligations and liabilities under the Loan Documents arising prior to the Effective Date. Original Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Lender, Midland Loan Services (“Master Servicer”), LNR Partners, LLC (“LNR”) and any and all other parties appointed and/or serving as servicers of the Loan together with Master Servicer and LNR (collectively, “Servicer”), all subsidiaries, parents and affiliates of Lender and Servicer and each of the foregoing parties’ predecessors in interest, and each and all of their respective past, present and future partners, members, certificateholders, officers, directors, employees, agents, contractors, representatives, participants and heirs and each and all of the successors and assigns of each of the foregoing (collectively, “Lender Parties”) or with respect to (i) the Loan, (ii) the Loan Documents, or (iii) the Property. To the extent Original Borrower would be deemed to have any such defenses, setoffs, claims, counterclaims or causes of action as of the Effective Date, Original Borrower knowingly waives and relinquishes them.

(h)    Bankruptcy. Original Borrower has no intent to (i) file any voluntary petition under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A. (“Bankruptcy Code”), or in any manner to seek any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors (“Debtor Proceeding”) under any local, state, federal or other insolvency law or laws providing relief for debtors, (ii) directly or indirectly cause any involuntary petition under any Chapter of the Bankruptcy Code to be filed against Original Borrower or any members thereof or (iii) directly or indirectly cause the Property or any portion or any interest of Original Borrower in the Property to become the property of any bankrupt estate or the subject of any Debtor Proceeding.

(i)    No Default. To Original Borrower’s knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default or Event of Default under the Loan Documents.

(j)    Deferred Maintenance Conditions. Original Borrower has timely completed all Deferred Maintenance Conditions in accordance with the terms of the Loan Agreement and the Deferred Maintenance Escrow Account was previously fully disbursed to Original Borrower.

(k)    Environmental Conditions. Original Borrower has timely completed all Environmental Conditions in accordance with the terms of the Loan Agreement and the Environmental Escrow Account was previously disbursed to Original Borrower except to the extent set forth in this Agreement.

(l)    Release Parcel. The Partial Release Event was completed in accordance with the terms of the Loan Agreement, and the Property does not include the Release Parcel.

(m)    Reaffirmation. Original Borrower reaffirms and confirms the truth and accuracy of all representations and warranties set forth in the Loan Documents, in all material respects, as if made on the Effective Date.

1.2.    Acknowledgments, Warranties and Representations of New Borrower. As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, New Borrower acknowledges, warrants, represents and agrees to and with Lender as follows:

(a)    Incorporation of Recitals. All of the facts set forth in the Preliminary Statement of this Agreement concerning New Borrower are true and incorporated into this Agreement.

(b)    Authority of New Borrower. Each New Borrower is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of North Carolina. Strategic Storage Operating Partnership II, L.P., a Delaware limited partnership (“Operating Partnership”) is the sole member of New Borrower. Operating Partnership is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware. Strategic Storage Trust II, Inc., a Maryland corporation (“New Indemnitor”) is the general partner of Operating Partnership and the manager of each New Borrower. New Indemnitor is a duly organized, validly existing corporation in good standing under the laws of the State of Maryland. H. Michael Schwartz (“New Borrower Signatory”) is the President of New Indemnitor. New Borrower Signatory, acting alone without the joinder of any manager or member of New Borrower, any partner of Operating Partnership, any other officer, director or shareholder of New Indemnitor or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind New Borrower under this Agreement and the Loan Documents. The execution and delivery of, and performance under, this Agreement and the Loan Documents by New Borrower have been duly and properly authorized pursuant to all requisite limited liability company action of New Borrower, all requisite partnership action of Operating Partnership and all corporate action of New Indemnitor and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to New Borrower or the articles of organization, certificate of formation, operating agreement, limited liability company agreement, or any other organizational document of New Borrower, the certificate of limited partnership, the limited partnership agreement, or any other organizational document of Operating Partnership or the articles of incorporation, by-laws, or any other organizational document of New Indemnitor or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which New Borrower, Operating Partnership or New Indemnitor is a party or by which the Property may be bound or affected.

(c)    Financial Statements. The financial statements and other written financial information (“Financial Statements”) of New Indemnitor which have been previously delivered to Lender are true, complete and accurate in all material respects and accurately represent the financial condition of New Indemnitor as of the date thereof. All of the assets shown on New Indemnitor’s Financial Statements are owned by New Indemnitor, individually, as its sole and separate property, and not otherwise jointly with any other person or entity. There has not been any material adverse change to the financial condition of New Indemnitor between the date of the Financial Statements and the Effective Date. New Borrower also acknowledges and agrees to cause New Indemnitor to timely comply with all financial, bookkeeping and reporting requirements set forth in the Loan Documents, including, without limitation, those set forth in Sections 5.12, 5.13 and 5.14 of the Loan Agreement. New Borrower acknowledges that the Financial Statements have been provided to Lender to induce Lender to enter into this Agreement and are being relied upon by Lender for such purposes. Since New Borrower is a single member limited liability company, to the extent that Operating Partnership files a tax return instead of New Borrower, New Borrower will provide Lender with the tax returns for Operating Partnership instead of New Borrower. Similarly, to the extent that the balance sheets and financial statement of New Borrower are consolidated with those of Operating Partnership or New Indemnitor, the consolidated balance sheets and financial statements will clearly identify the assets and liabilities of New Borrower as belonging to New Borrower and will provide Lender with copies of said consolidated balance sheets and financial statements.

(d)    Bankruptcy Proceedings. None of New Borrower or Operating Partnership (together with any other direct or indirect owners of 10% or more of New Borrower, collectively, the “New Borrower Parties”) or any other entities which may be owned or controlled directly or indirectly by any of New Borrower Parties (collectively, the “Related Entities”) has been a party to any Debtor Proceeding within ten (10) years prior to the Effective Date.

(e)    Defaults on Other Indebtedness. None of New Borrower Parties or any Related Entities has materially defaulted under its or their obligations with respect to any other indebtedness.

(f)    New Borrower’s Organizational Documents. New Borrower has not transacted any business in New Borrower’s name since its formation, other than in connection with its acquisition of the Property. New Borrower is and will continue to be in full compliance with all of its organizational documents and the single purpose entity and separateness requirements of the Loan Documents and such organizational documents do not conflict with any of such single purpose entity and separateness requirements of the Loan Documents.

(g)    Assets of New Borrower. The only assets of New Borrower are the Property, the personal property owned by New Borrower and used in connection with the Property and cash or cash equivalents and accounts receivable deriving from the Property.

(h)    Management of Property. New Borrower 1 and New Borrower 2 are each entering into a Property Management Agreement with Property Manager for the management of a portion of the Property (the “New Management Agreement”). The New Management Agreements together are for all of the Property. Property Manager is entering into two (2) sub-management agreements with Sub-Property Manager with respect to the Property. The term “Management Agreement” or “management agreement” or such other similar term in the Loan Documents shall subsequently refer to the New Management Agreement. The term “Property Manager” or such other similar term in the Loan Documents shall subsequently refer to the Property Manager. New Borrower covenants and agrees to comply with and to cause the Property Manager, and to cause the Property Manager to cause the Sub-Property Manager, to comply with all terms and conditions of the Loan Documents concerning the management of the Property, including without limitation the obligation to obtain Lender’s consent to the management of the Property by any entity other than Property Manager and Sub-Property Manager except as otherwise set forth herein. Property Manager shall execute and deliver to Lender a subordination of the New Management Agreement in form acceptable to Lender.

(i)    Loans to Related Entities. There are no loans payable by New Borrower to any of the Related Entities or any other entities or persons.

(j)    Non-Consolidation Opinion. New Borrower will comply with each of the assumptions made with respect to it in that certain substantive non-consolidation opinion letter, dated the Effective Date, delivered by New Borrower’s counsel in connection with the Requested Actions (the “Non-Consolidation Opinion”), including but not limited to, any exhibits attached thereto, any certificates referred to therein and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of the Security Instrument. New Borrower has caused and shall cause each entity other than the New Borrower with respect to which an assumption is made in the Non-Consolidation Opinion, including but not limited to, any exhibits attached thereto, to comply with each of the assumptions made with respect to it in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, and any certificates referred to therein. All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, and any certificates referred to therein are true and correct in all respects material to the opinions therein.

(k)    New Borrower Parties’ Interests. None of New Borrower Parties or any of the Related Entities is obtaining a loan to finance its direct or indirect interest in New Borrower or the Property or pledging its direct or indirect interest in New Borrower to any party, and none of the entities or individuals owning a direct or indirect interest in New Borrower has any right to take over control from any of such other entities or individuals.

(l)    Loan Documents. From and after the Effective Date, the Loan Documents numbered as 1, 2, 3, and 6 on the attached Exhibit B are valid and legally binding obligations of New Borrower, enforceable against New Borrower and the Property in accordance with their terms, subject to the terms of Section 2.1 below. This Agreement and the execution of other contemplated documents do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, and they shall not in any way affect or impair the liens and security interests created by the Loan Documents, which New Borrower acknowledges to be valid and existing liens and security interests in the Property. New Borrower agrees that the lien and security interests created by the Loan Documents continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transfer of the Property or any collateral described in financing statements filed in connection with the Loan Documents and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged. New Borrower has no defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action of any kind or nature whatsoever against the Lender Parties with respect to (i) the Loan, (ii) the indebtedness due under the Loan Documents (the “Indebtedness”), (iii) the Loan Documents, or (iv) the Property. To the extent New Borrower would be deemed to have any such defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action as of the Effective Date, New Borrower knowingly waives and relinquishes them. New Borrower acknowledges that it has received copies of all of the Loan Documents.

(m)    No Default. To New Borrower’s actual knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default or Event of Default under the Loan Documents.

(n)    Inspections. Other than the Property Condition Reports dated November 8, 2016, November 9, 2016 and November 14, 2016 under work order 16-0121-US, the Phase I Environmental Site Assessments dated November 8, 2016 and November 9, 2016 under work order 16-0121-US, all prepared by Criterium Engineers, and the surveys all dated December 19, 2016, under Job Nos. 160388, 160388-90, 160388-1130, 160388-40, 160388-1931, 160388-281, 160388-2594, and 160388-104, all prepared by Republic National, New Borrower has not obtained any other written inspection reports relating to the Property. New Borrower has not obtained any tenant estoppel certificates from the tenants located at the Property that have not been delivered to Lender.

(o)    Reaffirmation. To New Borrower’s actual knowledge, New Borrower affirms and confirms the truth and accuracy of all representations and warranties in the Loan Documents, in all material respects, as if made on the Effective Date, except for those representations relating to Original Borrower or Interim Borrower or parties affiliated with any of same, i.e., the type of entity, state of formation, bankruptcy, etc. or relate to financial statements and operating statements with respect to the Property provided to Lender by such party.

ARTICLE 2

ACKNOWLEDGMENTS AND COVENANTS OF BORROWER PARTIES

As a material inducement to Lender to enter into this Agreement and to consent to Requested Actions each of Borrower Parties, as to itself only, acknowledges, warrants, represents, covenants and agrees to and with Lender as follows:

2.1.    Assumption of Loan. Interim Borrower and New Borrower assume the indebtedness due under the Note, the Loan and all of Original Borrower’s other obligations, as grantor, mortgagor, borrower, assignor, trustor, indemnitor, guarantor, or maker, as the case may be, under the Loan Documents numbered as 1, 2, 3, and 6 on the attached Exhibit B (with the understanding that the document listed as number 7 on the attached Exhibit B shall be of no further force or effect) to the same extent as if Interim Borrower and New Borrower had signed such instruments, provided, however, that such assumption shall be expressly subject to all non-recourse and other similar exculpatory provisions contained in the Loan Documents. Subject to the foregoing, Interim Borrower and New Borrower agree to comply with and be bound by all the terms, covenants and agreements, conditions and provisions set forth in the Loan Documents. Notwithstanding the assumption of the Loan by New Borrower, New Borrower shall not be responsible for any misrepresentations by Original Borrower in this Agreement nor shall any such misrepresentation by Original Borrower constitute an Event of Default by New Borrower hereunder or under any of the Loan Documents and New Borrower shall not be in default under the Loan Documents or hereunder for any misrepresentations or breaches of any covenants (i.e. failure to maintain itself in good standing, bankruptcy of Original Borrower or the timely delivery of financial statements regarding Original Borrower) made by Original Borrower hereunder or in any of the Loan Documents.

2.2.    Indebtedness. As of December 29, 2016, the outstanding principal balance of the Loan was $47,249,999.00 and the following escrow and reserve balances (collectively, “Escrow Balances”) are being held by Lender: (a) a tax escrow balance of $59,852.54; (b) an insurance escrow balance of $0.00; (c) a capital expenditure reserve account balance of $192,047.23; and (d) an Environmental Escrow Account balance of $1,651.74. Original Borrower hereby assigns all of its right, title and interest in and to the Escrow Balances to New Borrower. Borrower Parties acknowledge and agree that Lender will continue to hold the Escrow Balances for the benefit of New Borrower in accordance with the terms of the Loan Documents, and Lender hereby consents thereto. In the event of any error in, or omission from, the foregoing, Lender shall not be prejudiced, limited, or estopped, in any way in its right to charge, collect and receive any and all monies lawfully due Lender under the Loan Documents. Lender represents and warrants to New Borrower that to Lender’s actual knowledge (i) the amounts set forth above are correct, (ii) Lender has not issued any written notices of default to Original Borrower which have not been cured, and (iii) there are no existing material defaults under the Loan Documents.

2.3.    Assumption and Other Fees. Simultaneously with or prior to the Effective Date: (a) New Borrower has paid to Lender an application fee of $25,000.00; (b) Interim Borrower shall pay to Lender a consent fee equal to $236,250.00, which is 0.5% of the outstanding principal balance of the Loan, in connection with the IB Assumption, (c) New Borrower shall pay to Lender an assumption fee equal to $236,250.00, which is 0.5% of the outstanding principal balance of the Loan, in connection with the NB Assumption; and (c) Borrower Parties shall pay such other costs, fees, and expenses as shown in the closing statement executed by Borrower Parties in connection with the closing of this transaction, including, without limitation, the Rating Agency fees, costs and expenses. Each of the Borrower Parties agrees that the foregoing fees are for new consideration and are not interest charged in connection with the Loan.

2.4.    Payment of Transaction Costs and Expenses. At the time of execution of this Agreement by Lender: (a) Interim Borrower shall pay that portion of the legal fees and disbursements of Lender’s counsel, Bilzin Sumberg Baena Price & Axelrod LLP (“Lender’s Counsel”), in connection with the preparation of this Agreement and the transactions contemplated in this Agreement related to the Interim Transfers and the IB Assumption; (b) New Borrower shall pay that portion of the legal fees and disbursements of Lender’s Counsel, in connection with the preparation of this Agreement and the transactions contemplated in this

Agreement related to the NB Transfer and the NB Assumption; (c) New Borrower shall pay all recording costs and documentary stamps, or other taxes if any, due upon the recording of this Agreement; and (b) New Borrower shall pay the costs of updating Lender’s policy of title insurance insuring the Security Instrument to a current date and endorsing such policy to include this Agreement in the description of the Security Instrument with no additional exceptions.

2.5.    Information.

(a)    New Borrower and New Indemnitor confirm that all information provided to Lender and/or any Servicer by or on behalf of New Borrower and/or New Indemnitor or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the Requested Actions, (ii) this Agreement or the contemplated transactions or (iii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not materially misleading, and the provision of any such information by Lender or any Servicer to any rating agency is expressly consented to by New Borrower and New Indemnitor and will not infringe upon or violate any intellectual property rights of any party (collectively, the “NB Disclosure Representations”). New Borrower and New Indemnitor, jointly and severally, agree to reimburse, indemnify and hold Lender Parties harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all reasonable legal fees and court costs) (collectively, “Indemnification Costs”), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the NB Disclosure Representations or any fraudulent or tortious conduct of New Borrower and/or New Indemnitor in connection with the Requested Actions, this Agreement or the contemplated transactions, or the Property, including any misrepresentation of financial data presented to Lender and/or Servicer.

(b)    Original Borrower and Original Indemnitor (as such term is defined in the Joinder By and Agreement of Original Indemnitor attached to this Agreement (the “Original Indemnitor Joinder”)), confirm that all information provided to Lender and/or any Servicer by or on behalf of Original Borrower and/or Original Indemnitor or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the Requested Actions, (ii) this Agreement or the contemplated transactions or (iii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender and/or any Servicer to any rating agency is expressly consented to by Original Borrower and Original Indemnitor and will not infringe upon or violate any intellectual property rights of any party (collectively, the “OB Disclosure Representations”). Original Borrower and Original Indemnitor, jointly and severally, agree to reimburse, indemnify and hold Lender Parties harmless from and against any and all Indemnification Costs, which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the OB Disclosure Representations or any fraudulent or tortious conduct of Original Borrower and/or Original Indemnitor in connection with the Requested Actions, this Agreement or the contemplated transactions, or the Property, including any misrepresentation of financial data presented to Lender and/or Servicer.

2.6.    Release and Covenant Not To Sue. Each of Borrower Parties, as to itself and all of its heirs, successors and assigns only, remises, releases, acquits, satisfies and forever discharges Lender Parties from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, inactions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or subsequently maturing, which any of Borrower Parties now has or subsequently may have by reason of any matter, cause or thing, from the beginning of the world to and including the Effective Date, including, without limitation, matters arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Indebtedness, (d) the Property, and (e) any other agreement or transaction between Borrower Parties or any one of them and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) – (d) above. Each of Borrower Parties, as to itself and all of its respective heirs, successors and assigns only, covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

2.7.    Further Assurances. Borrower Parties shall execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be reasonably requested from time to time by Lender to perfect and to maintain the perfection of Lender’s security interest in and to the Property, and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

ARTICLE 3

ADDITIONAL PROVISIONS

3.1.    Modifications to Loan Documents. From and after the Effective Date, the Loan Documents shall be modified in accordance with the terms set forth in Schedule 3.1 attached to and incorporated into this Agreement.

3.2.    Consent of Lender. Lender consents to the Requested Actions. Each of Borrower Parties, Original Indemnitor and New Indemnitor agrees that neither this Agreement nor Lender’s consent to the Requested Actions shall be deemed Lender’s consent or a waiver of Lender’s right to consent to any other action requiring Lender’s consent under the Loan Documents that may be contained in any of the documents or items delivered to Lender in connection with the Requested Actions, whether or not such documents or items were reviewed and/or accepted by Lender. Moreover, neither this Agreement nor Lender’s consent to the Requested Actions shall constitute a modification of any of the terms or conditions of the Loan Documents, except as expressly provided for in this Agreement.

3.3.    Net Worth Covenant of New Indemnitor. New Borrower acknowledges that it is a condition of Lender’s consent to the Requested Actions that New Indemnitor shall maintain the Net Worth Threshold required by the terms of the Joinder by and Agreement of New Indemnitor (the “New Indemnitor Joinder”) at all times from and after the Effective Date while the Loan is outstanding. New Indemnitor’s failure to maintain the Net Worth Threshold from and after the Effective Date at any time while the Loan is outstanding shall immediately constitute an Event of Default under the Loan Documents. New Borrower shall, or shall cause New Indemnitor to, immediately upon actual knowledge thereof provide written notice to Lender if at any time the Net Worth (as such term is defined in the New Indemnitor Joinder) of New Indemnitor falls below the Net Worth Threshold.

3.4.    Release of Original Indemnitor and Original Borrower. Lender releases (i) Original Indemnitor from its obligations under the Guaranty (as defined in the attached Exhibit B) and the Environmental Indemnity (as defined in the attached Exhibit B) in accordance with and subject to the terms of the Original Indemnitor Joinder and (ii) Original Borrower for any acts or events occurring or obligations arising under the Loan Documents after the Effective Date with the exception of any liability of Original Borrower based upon (a) any material misrepresentation of Original Borrower in this Agreement or any other document executed in connection with this Agreement and/or (b) the obligations under the Environmental Indemnity (the “Environmental Indemnity Obligations”) or any of the other Loan Documents that are caused by Original Borrower or any of its agents or result from the existence of conditions existing prior to the Effective Date or migrating to or from any portion of the Property prior to the Effective Date, or result from a violation of Environmental Laws (as defined in the Environmental Indemnity) prior to the Effective Date. Original Borrower shall bear the burden of proving when Hazardous Substances (as defined in the Environmental Indemnity) first existed upon, about or beneath the Property or began migrating to or from the Property and when a violation of Environmental Laws first occurred. The foregoing burden of proof is for the benefit of the Lender, its successors and assigns, and is not for the benefit of any other party.

3.5.    UCC Filings. New Borrower grants and confirms unto Lender a first lien priority security interest in all of New Borrower’s assets, including but not limited to (i) all of its personal property and all of the fixtures located at the Property and (ii) the Property (as such term is defined in the Security Instrument) to the maximum extent permitted by the Uniform Commercial Code (“UCC”). Borrower Parties hereby consent to the filing of any financing statements or UCC forms required to be filed in the applicable states or any other applicable filing office, including, but not necessarily limited to, the state of organization of New Borrower and in the Henderson Records and the Buncombe Records (collectively “Filings”) in order to perfect or continue the perfection of said interest and, notwithstanding anything contained in any of the Loan Documents to the contrary, in accordance with the UCC, as amended subsequent to the making of the Loan, said Filings may be made by Lender without the consent of either of the Borrower Parties.

3.6.    References to Loan Documents. All references to the term Loan Documents in the Loan Agreement and the other Loan Documents are modified to include this Agreement. All references to the term Loan Agreement in the Loan Agreement, the Security Instrument, and the other Loan Documents shall mean and refer to the Loan Agreement as modified by the terms of this Agreement.

ARTICLE 4

MISCELLANEOUS PROVISIONS

4.1.    No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement, the Loan Documents or at law, but each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, the Loan Documents or now or subsequently existing at law.

4.2.    No Waivers. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents or at law. No delay or failure on the part of any party in the exercise of any right or remedy under this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any party contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions. Any party may in writing expressly waive any of such party’s rights under this Agreement without invalidating this Agreement.

4.3.    Successors or Assigns. Whenever any party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such party shall be deemed included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the parties, whether so expressed or not.

4.4.    Construction of Agreement. Each party hereto acknowledges that it has participated in the negotiation of this Agreement and no provision shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Borrower Parties at all times have had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement and have had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower Parties, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the parties with respect to the subject matters of this Agreement. All of the terms of this Agreement were negotiated at arm’s length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others. The execution and delivery of this Agreement are the free and voluntary act of Borrower Parties.

4.5.    Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any related transaction at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained in this Agreement, and the remainder of this Agreement shall remain operative and in full force and effect.

4.6.    Notices. Notwithstanding anything to the contrary contained in any of the Loan Documents, any and all notices, elections, approvals, consents, demands, requests and responses (“Communications”) permitted or required to be given under this Agreement or the Loan Documents shall not be effective unless in writing, signed by or on behalf of the party giving the same, and sent by certified or registered mail, postage prepaid, return receipt requested, or by hand delivery or a nationally recognized overnight courier service (such as FedEx), to the party to be notified at the address of such party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance with this Section. Any Communications shall be effective upon the earlier of their receipt or three days after mailing in the manner indicated in this Section. Receipt of Communications shall occur upon actual delivery but if attempted delivery is refused or rejected, the date of refusal or rejection shall be deemed the date of receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided above:

Wells Fargo Bank, National Association, Trustee

c/o Midland Loan Services

CMBS Surveillance Department

10851 Mastin, Suite 300, Bldg. 82

Overland Park, Kansas 66210

Re: GSMS 2014-GC24; Loan No.: 030520659

With a copy to:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attn:    Director of Loan Asset Management

Re: GSMS 2014-GC24 Loan No.: 030520659

and, if given to Original Borrower, must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

George’s Stor-Mor Realty, LLC, GSM Two, LLC, PSC Asheville Owner, LLC,

Parcels J&K Asheville, LLC, and Trisib Asheville, LLC

280 NE 2nd Avenue

Delray Beach, Florida 33444

Attn: Jeffrey Pechter and Stephen Block

Facsimile: (561) 357-0141

With a copy to:

Baritz & Colman LLP

1075 Broken Sound Parkway NW, Suite 102

Boca Raton, Florida 33487

Attn: Nancy B. Colman, Esq.

Facsimile: (561) 864-5101

and, if given to New Borrower, must be addressed as follows, subject to change as provided above:

SST II Asheville I, LLC and SST II Asheville II, LLC

10 Terrace Road

Ladera Ranch, California 92694

Attn: H. Michael Schwartz

Facsimile: (949) 429-6606

With a copy to:

Mastrogiovanni Mersky & Flynn, P.C.

2001 Bryan Street, Suite 1250

Dallas, Texas 75201

Attn: Charles Mersky, Esq.

Facsimile: (214) 922-8801

4.7.    Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the provisions of Section 9.2 of the Loan Agreement.

4.8.    Headings; Exhibits. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part of this Agreement and shall not be used to construe, limit or otherwise affect this Agreement.

4.9.    Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Lender’s consent to the Requested Actions shall not be deemed to constitute Lender’s consent to any provisions of the organizational documents that would be in violation of the terms and conditions of any of the Loan Documents.

4.10.    Time of Essence; Consents. Time is of the essence of this Agreement and the Loan Documents. Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.

4.11.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

4.12.    New Indemnitor Joinder. New Indemnitor shall assume the obligations of Original Borrower and/or Original Indemnitor under the Guaranty and the Environmental Indemnity pursuant to the attached New Indemnitor Joinder.

4.13.    WAIVER OF TRIAL BY JURY. LENDER AND BORROWER PARTIES, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND

BORROWER PARTIES AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER PARTIES ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:	LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE, ON BEHALF OF THE REGISTERED HOLDERS OF GS MORTGAGE SECURITIES CORPORATION II, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2014-GC24

	By:	LNR Partners, LLC, a Florida limited liability company, successor by statutory conversion to LNR Partners, Inc., a Florida corporation, as attorney-in-fact

		By:	/s/ Steven D. Ferreira
Steven D. Ferreira, Vice President

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:	INITIAL BORROWER:

GEORGE’S STOR-MOR REALTY, LLC, a Delaware limited liability company

	By:	/s/ Jeffrey S. Pechter
	Name:	Jeffrey S. Pechter
	Title:	Manager

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:	INITIAL BORROWER:

GSM TWO, LLC, a Delaware limited liability company

	By:	/s/ Jeffrey S. Pechter
	Name:	Jeffrey S. Pechter
	Title:	Manager

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:	INTERIM BORROWER 1:

PSC ASHEVILLE OWNER, LLC, a Delaware limited liability company

	By:	/s/ David Reischer
	Name:	David Reischer
	Title:	Manager

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:	INTERIM BORROWER 2:

PARCELS J&K ASHEVILLE, LLC, a Delaware limited liability company

	By:	/s/ David Reischer
	Name:	David Reischer
	Title:	Manager

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:	INTERIM BORROWER 3:

TRISIB ASHEVILLE, LLC, a Delaware limited liability company

	By:	/s/ David Reischer
	Name:	David Reischer
	Title:	Manager

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:	NEW BORROWER 1:

SST II ASHEVILLE I, LLC, a Delaware limited liability company

	By:	Strategic Storage Trust II, Inc., a Maryland corporation, its manager

		By:	/s/ H. Michael Schwartz
		Name:	H. Michael Schwartz
		Title:	President

The parties have executed and delivered this Agreement as of the day and year first above written.

Witnesses:	NEW BORROWER 2:

SST II ASHEVILLE II, LLC a Delaware limited liability company

	By:	Strategic Storage Trust II, Inc., a Maryland corporation, its manager

		By:	/s/ H. Michael Schwartz
		Name:	H. Michael Schwartz
		Title:	President